UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 29, 2012

ZALICUS INC.

(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-51171	04-3514457
(Commission File No.)	(IRS Employer Identification No.)

245 First Street

Third Floor
Cambridge, MA 02142
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (617) 301-7000

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On February 7, 2012, Dr. Christopher Gallen resigned as Executive Vice President, Research and Development of Zalicus Inc. (the "Company"), effective March 1, 2012. Dr. Gallen had been entitled to various termination benefits under his existing employment agreement, and as of February 29, 2012, in exchange for a mutual release of claims, the Company agreed to issue Dr. Gallen 350,000 shares of the Company's common stock. The shares will be issued to Dr. Gallen on the following schedule: 204,167 shares on September 4, 2012, 29,167 shares on October 1, 2012, 29,166, shares on November 1, 2012, 29,167 shares on December 3, 2012, 29,166 shares on January 2, 2013 and 29,167 shares on February 1, 2013.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zalicus Inc.
	By:	/s/ Jason Cole
Name: Jason Cole
Title: Senior Vice President, Corporate Development and
General Counsel
Dated: February 29, 2012